SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 1, 2000



                               SHOP AT HOME, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)




          Tennessee             0-25596            62-1282758
        -----------------------------------------------------------------
          (State or other     (Commission        (IRS Employer
          jurisdiction of     File Number)        Identification No.)
                              incorporation)



              5388 Hickory Hollow Parkway, Antioch, Tennessee 37013
           ----------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (615) 263-8000
               --------------------------------------------------
              (Registrant's telephone number, including area code)



Item 5.  Other Events

         On Tuesday, November 14, 2000, Shop At Home, Inc. held an "Internet Chat" on its Internet site, collectibles.com, to discuss the Company's financial results for its first quarter in its fiscal year 2001. The Company's quarterly results were detailed in the Company's Form 10-Q also filed on November 14, 2000. The Company has elected to voluntarily file a copy of this transcript on this Form 8-K to ensure that the contents of Internet chat are fully disseminated and that any investor of Shop At Home, Inc. has full access to such transcript. A transcript of the November 14, 2000, "Internet Chat" is attached hereto as Exhibit 99.1.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SHOP AT HOME, INC.
                                  (Registrant)



                                  By: /s/ George J. Phillips
                                  -------------------------------
                                  George J. Phillips
                                  Executive Vice President and General Counsel

Date: November 14, 2000

Exhibit 99.1


                              Shop At Home Network
                        Internet Chat on collectibles.com
                 to Discuss 1st Quarter Fiscal Year 2001 Results
                                November 14, 2000

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995 - The transcript of the foregoing Internet chat includes forward-looking statements within the meaning of Section 27A of Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, including statements regarding continued revenue and distribution growth, the future performance and projected profitability of Shop At Home, Inc. and collectibles.com and the anticipated impact of new management initiatives. Actual results may differ materially from those which may be identified for a number of reasons as are discussed from time to time in Shop At Home's SEC reports, including but not limited to its Annual Report on the Form 10-K filed with the SEC on August 31, 2000 (Business and Management's Discussion and Analysis of Financial Condition and Results of Operations), the Quarterly Report on Form 10-Q filed on November 14, 2000, and any recently filed 8-K's.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this chat. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this chat may not occur and actual results could differ materially from those anticipated or implied in the forward looking statements.


The Internet Chat began at approximately 10:00 a.m. Central Standard Time

Moderator:        Welcome to the chat room.  Kent [Lillie,  President and Chief
                  Executive  Officer] here and ready to take questions.

1.       Question from "chapinman ": Has Promethean been shorting SATH's stock?

         Mr. Lillie:       Under the provision of their  agreement,  they're
                           entitled to short a certain amount of the stock. We believe that they have. It remains one of our primary goals to redeem the outstanding preferred B stock. Of the original
                           $20  million,  there is only $15
                           million still outstanding of the original preferred
                           B.


2.       Question from "sam96":      Do we have another buyer for the Bridgeport
                                     station?

         Mr. Lillie:       We have interest from at least one prospective buyer.

3.       Question from "davport":    Mr. Lillie will you take a bonus this year?

         Mr. Lillie:       That is not my decision.  My contract  calls for
                           certain  bonuses when certain  earnings
                           objectives are met.


4.       Question  from "bogey23":    Azteca says they  were   unhappy   with
                                      things found during their   due diligence?
                                      Do you know    what  these  were and there
                                      seems to be a   disagreement as   to   who
                                      keeps   the deposit;    can you elaborate?

         Mr. Lillie:       Azteca has indicated no specific  issues in their
                           written  response.  Again, we continue
                           to believe  that their  issue is more  related to
                           permanent  financing  than any issues
                           with the  station.  We intend to  vigorously  defend
                           our  entitlement  to the  $500,000
                           deposit.


5.       Question from "chapinman":     The  stock  price is now
                                        $1  5/16....who  is  responsible  for
                                        shareholder value and does this stock price reflect the current value of the company's assets?

         Mr. Lillie:       Really,  we all are.  And we don't feel that the
                           current  stock price even  approximates
                           current value. I would encourage you to do the math of the value of our remaining television stations based on the value just received on our Houston station.


6.       Question from "sam96":  Are we  heading  for  chap[ter]  11,  and has the  possibility been discussed?

         Mr. Lillie:       Not even a consideration.  The recent line of
                           credit would indicate  others share our confidence in
                           our business plan.  Further,  the company  expects to
                           net as much as $56  million in cash  through the sale
                           of just one of our 6 television stations before March
                           31st.  We believe that our  remaining  stations  have
                           significant   off-balance-sheet   value,   and  we're
                           prepared to sell one or more of those remaining stations to improve the capital structure of the company.

7. Question from "davport ": Have those objectives been met?

         Mr. Lillie:       Clearly not in first quarter.  We can speak again at
                           the end of this fiscal year.


8. Question from  "vecchiom ":
                                                     With   all   the   positive
                                                     things  happening  with the
                                                     company,  what is it  going
                                                     to take  to gain  investors
                                                     confidence   and   increase
                                                     shareholder value?

         Mr. Lillie:       A specific plan to remove uncertainty regarding the
                           preferred share holders and a
                           return to operating profitability.


9.       Question from "bogey23":   Can you  elaborate  on the  hiring  of ING;
                                    and are they paid  only if a deal gets done?

         Mr. Lillie:       ING provides tremendous potential resources to the
                           company. Their compensation is
                           based on a successful transaction.


10.      Question from "chapinman ":
                                                     Will  the  company  lay off
                                                     additional  employees  as a
                                                     result   of   SATH's   most
                                                     recent performance?

         Mr. Lillie:       None  intended,  although  we  continuously  look  to
                           ways to  make  the  company  more
                           efficient and ultimately more profitable.


11.      Question from  "chapinman":
                                                     Why are you  offering  free
                                                     shipping  and  handling  on
                                                     collectibles.com?   Doesn't
                                                     this cut into  margins  and
                                                     drive  sales  away from the
                                                     SAH  network,  artificially
                                                     inflating
                                                     collectibles.com's sales?

          Mr. Lillie:      collectibles.com  is an  extremely  efficient
                           platform to service customers and to re-market. Additionally, collectibles.com provides far more buying opportunities and research shows that a customer who transacts on multiple channels would be a more productive customer. This is a very low customer acquisition cost.


12.      Question  from  "vecchiom":
                                                     At the current  share price
                                                     why hasn't someone  stepped
                                                     forward  to try and buy the
                                                     company outright?

         Mr. Lillie:       It would be inappropriate to comment publicly on this
                           question.



13.      Question from "davport ":   Mr.  Lillie  is  SATH  still  on  schedule
                                     to  have  positive   earnings at the end of
                                     the fiscal year?

         Mr. Lillie:       That is absolutely our goal.


14.      Question from  "sam96":     We understand   that  employee  morale  has
                                     been bad, what changes will be made to improve this?

         Mr. Lillie:       The company  recognizes its employees as one of its
                           main  constituencies  and assets and
                           continues to create innovative incentive programs.


15.      Question from "chapinman": How much cash does the company have on hand?

         Mr. Lillie:       $12.2  million  in  unrestricted   cash  as  of
                           September  30th.  Refer  to  the  10-Q.
                           Additional working capital was obtained with a new bank loan after Sept. 30th.


16.      Question from "chapinman": Why were returns so high last quarter?

         Mr. Lillie:       Shop At Home's returns are generally in line
                           with its peers and other on-line businesses. However, the rates now are higher than they have been in the past. We believe that higher price points have been a contributing factor, and our merchandise group is working hard to reduce price points. Further, we will be taking more control of our packaging and shipping, and we believe that higher standards here will also result in reduced returns.


17.      Question from "chapinman": Have  any  of  the   "exclusive"  deals with
                                    vendors  been terminated?

         Mr. Lillie:       None of any relevance or significance.


Mr. Lillie then concluded the Internet chat at approximately 10:30 a.m.:

         Mr. Lillie:       Thank you for  participating  in this chat,  and we
                           look forward to  reporting  improved
                           results for the current quarter.

Moderator:        A  replay  of  the  first  quarter  conference  call  will  be available for 10 days by dialing 1-800-944-3479. A listen-only web-cast will be available for 90 days on the collectibles.com corporate home page or www.vcall.com.


Please note that in preparing this transcript the Company corrects some typographical errors and makes other formatting changes for better clarity. Because of time limitations, Mr. Lillie was not able to answer all the questions that were asked during the Internet chat. Only those questions answered were posted on collectibles.com during the Internet chat or reflected in this transcript.

                                    -- END --